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                                                                    EXHIBIT 10.1

                       FORM OF GENERAL SERVICES AGREEMENT
                  BETWEEN SMITHKLINE BEECHAM PLC AND SMITHKLINE
                          BEECHAM HOLDINGS CORPORATION

                           GENERAL SERVICES AGREEMENT

                  THIS AGREEMENT effective the first day of ____________________ by and between SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation, with its principal office at One Franklin Plaza P.O. Box 7929, Philadelphia, Pennsylvania 19101 ("SB CORP") and SMITHKLINE BEECHAM HOLDINGS CORPORATION, a Delaware corporation, with its principal office at 1403 Foulk Road, Foulkstone Plaza, Wilmington, Delaware ("SBHC").

                  WHEREAS, SBHC wishes to contract SB CORP to provide the Services listed in Appendix I hereto (as may be amended from time to time) in support of the corporate management and administration of SBHC's business (as hereinafter defined), upon the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SB CORP and SBHC, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         1.1 "SERVICES" shall mean, at any given time, the total of all services being provided by SB CORP to SBHC pursuant to this Agreement as reflected on Appendix I, as amended from time to time to modify, add, or delete SERVICES from the scope of this Agreement.

         1.2 "SB CORP FEE" shall mean the total compensation, as determined in accordance with Section 3.1, payable to SB CORP for all SERVICES performed by SB CORP on behalf of SBHC pursuant to this Agreement.

         1.3 "TAX RETURN" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with the Internal Revenue Service ("IRS") in connection with the determination, assessment or collection of any tax or the administration of any federal laws, regulations or administrative requirements relating to any tax.

2.       SERVICES

         2.1 Beginning with the effective date of this Agreement, SB CORP shall provide to SBHC the SERVICES listed in Appendix I hereto in connection with the corporate management and administration of SBHC's businesses. It is understood and agreed that, upon thirty (30) days prior written notice by SBHC to SB CORP, the parties hereto may agree to amend Appendix I to modify, add to, or delete SERVICES from the scope of this Agreement. Such agreement shall include an appropriate amendment to the Accounting Methodology and adjustment of the SB CORP FEE. The SB CORP FEE, as so adjusted, shall be applicable for the remainder of any quarterly period from and after the modification, initiation or discontinuation of Services pursuant to such agreement.

3.       FEES AND PAYMENTS

         3.1 The SB CORP FEE for SERVICES performed hereunder shall be determined by, and billed to SBHC in accordance with, the accounting methodology (the "ACCOUNTING METHODOLOGY") set forth in Appendix II.

         3.2 The SB CORP FEE shall be determined by SB CORP on a quarterly basis in accordance with the ACCOUNTING METHODOLOGY based on SERVICES performed by SB CORP during the preceding quarter and shall be paid by SBHC not later than thirty (30) days after the end of each calendar quarter during which SERVICES were provided.

         3.3 The parties acknowledge that it is their good faith belief, after due diligence, that (i) the cost to SB CORP of performing SERVICES hereunder, as embodied in the SB CORP FEE, represents the fully absorbed cost to SB CORP of performing such SERVICES and (ii) the allocation of such costs to SBHC, in accordance with


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                  the ACCOUNTING METHODOLOGY, represents a fair and reasonable method of allocating such costs to SBHC.

4.       RECORDKEEPING; ANNUAL REVIEW; ADJUSTMENTS TO SB CORP FEE

         4.1 During the term of this Agreement, SB CORP shall keep such records to enable a review to be performed to determine whether the calculation of the SB CORP FEE is in accordance with the criteria set forth in this Agreement and in the ACCOUNTING METHODOLOGY set forth in Appendix II. Throughout the term of this Agreement, SBHC and its representatives shall have the right, at SBHC's sole cost and expense, to inspect the records maintained pursuant to this Section 4.1 upon reasonable notice and during reasonable business hours at the place of business where such records are maintained.

         4.2 In the event that either party disputes all or any portion of any adjustment to the SB CORP FEE, as set forth in any Report, and the parties are unable to amiably resolve such dispute within thirty (30) days of the issuance of such Report, then such dispute shall be submitted to binding arbitration by nationally recognized independent certified public accounting firm acceptable to both parties. Such accounting firm (hereinafter referred to as the 'ARBITRATOR') shall settle all disputes in accordance with the criteria established in this Agreement and in the ACCOUNTING METHODOLOGY. The ARBITRATOR shall issue a report within thirty (30) days following the submission of such dispute indicating its conclusions and the basis thereof. The determination of the ARBITRATOR shall be final and binding on both parties. The amount of any adjustment to the SB CORP FEE awarded by the ARBITRATOR shall be added to or subtracted from, as the case may be, the next succeeding quarterly payment of the SB CORP FEE. All costs and expenses of the ARBITRATOR shall be equally shared by the parties.

         4.3 In the event that, as a result of any audit of any TAX RETURN by the IRS, the SB CORP FEE relating to any period hereunder is finally determined to be different from the SB CORP FEE as actually charged to SBHC as determined in accordance with the procedures set forth herein, then the SB CORP FEE actually paid by SBHC shall be adjusted in accordance with the adjustment to the SB CORP FEE as finally determined by such audit, as follows: in the event that such audit results in a downward adjustment to the SB CORP FEE, SB CORP shall pay to SBHC, in immediately available funds, within thirty (30) days of the final determination of the adjustment by such audit, the amount of such adjustment plus interest on such amount at the appropriate rate of interest pursuant to Section 482 of the Internal Revenue Code ("IRC"), plus any interest or penalty on any tax deficiency in connection with such adjustment to the SB CORP FEE; in the event that such audit results in an upward adjustment to the SB CORP FEE, SBHC shall pay to SB CORP, in immediately available funds, within thirty
                  (30) days of the final determination of the adjustment by such audit, the amount of such adjustment plus interest on such amount at the appropriate rate of interest pursuant to Section 482 of the IRC, plus any interest or penalty on any tax deficiency in connection with such adjustment to the SB CORP FEE.

5.       COOPERATION; CERTAIN UNDERSTANDINGS

         5.1 During the term of this Agreement, the parties shall cooperate with one another by providing each other with such documents, information and other assistance as is necessary for the orderly and efficient performance of SERVICES hereunder.

6.       TERM AND TERMINATION

         6.1 Beginning with the effective date, this Agreement shall remain in effect until (the "Initial Term") and thereafter shall renew for succeeding annual periods unless sooner terminated hereunder.

         6.2 From and after the Initial Term, either party may terminate this Agreement upon sixty (60) days written notice to the other party with or without cause.

         6.3 If either party hereto at any time shall commit a material breach of any of the provisions of this Agreement and shall not within thirty (30) days of request or written notice of breach by the other party remedy such breach, then the nonbreaching party may by written notice to the breaching party immediately terminate this Agreement. The right of either party to take this action with respect to any breach shall not be affected in any way by its waiver of or failure to take any action with respect to any previous breach.


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         6.4      Either party shall have the right to terminate this Agreement at any time upon thirty (30) days' written notice to the other party in the event of the insolvency or bankruptcy of such other party.

         6.5 Termination of this Agreement for the reasons set forth in this Section 6, shall be without prejudice to (a) any remedies with any party may then or thereafter have hereunder or at law (including remedies as to breaches prior to termination); (b) the right of SB CORP to receive any payment accrued under the Agreement prior to the termination date but which would become payable thereafter; and (c) either party's right to obtain performance of any obligations provided for in this Agreement (including Sections 3, 8 and 9) which survive termination by their terms.

7.       FORCE MAJEURE

         7.1 If either party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of an act of God, fire, flood, war (declared or undeclared), public disaster, strike or labor differences, governmental enactment, rule or regulation, or any other cause beyond such party's control, such party shall not be liable to the other party therefor.

         7.2 Within fifteen (15) days of the beginning of the event constituting the Force Majeure, the party invoking his Force Majeure rights must notify the other party of this fact. The termination of the Force Majeure must also be notified to the other party within fifteen (15) days of such termination. If the Force Majeure renders either of the required notifications impossible, notification must be given as soon as possible.

8.       CONFIDENTIALITY

         8.1 SBHC and SB CORP agree that they shall treat this Agreement and all commercial and technical information received by them from the other and designated confidential at the time of transmittal to the receiving party, as confidential, and shall not disclose the said information to any third party without express written permission of the other party and shall use the said information only as contemplated hereunder. In the event of termination of this Agreement, it is expressly agreed that the obligations contained in this Section 8, shall survive the Agreement by three (3) years.

9.       LIABILITY AND INDEMNIFICATION

         9.1 (a) Each party hereto shall perform the Services for the other party with the same degree of care, skill and prudence customarily exercised by it for its own operations.

                  (b) Except as provided in Paragraph 9.2, (i) SB CORP shall have no liability under this Agreement for damage or loss of any type suffered by SBHC or any third party as a result of the performances of Services provided hereunder by SB CORP and
                  (ii) SB CORP WILL NOT BE RESPONSIBLE FOR GENERAL, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES THAT SBHC OR ANY THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT.

                  (c) Except as provided in Paragraph 9.2, (i) SBHC shall have no liability under this Agreement for damage or loss of any type suffered by SB CORP or any third party as a result of the performance of Services provided hereunder by SBHC and (ii) SBHC WILL NOT BE RESPONSIBLE FOR GENERAL, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES THAT SB CORP ANY THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT.

         9.2 (a) SBHC shall indemnify, defend and hold SB CORP its directors, officers and employees harmless from and against all damages, losses, and out-of-pocket expenses (including fees) caused by or arising out of any willful failure to perform any obligation or agreement of SBHC herein.

                  (b) SB CORP shall indemnify, defend and hold SBHC its directors, officers and employees harmless from and against all damages, losses, and out-of-pocket expenses (including fees) caused by or arising out of any willful failure to perform any obligation or agreement of SB CORP herein.

         9.3 Notwithstanding Section 9.1 above, neither party shall be entitled to indemnification pursuant to this Section 9 if the event giving rise to a claim for indemnification hereunder is determined by any court having jurisdiction over the matter to be

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                  attributable solely to the gross negligence or intentional wrongdoing of the party claiming such indemnification, or its employees, officers, directors or affiliates.

         9.4 Any party claiming indemnification pursuant to this Section 9 (the "CLAIMING PARTY") shall give prompt written notice to the other party (the "INDEMNIFYING PARTY") of the commencement of any action, suit or proceeding for which indemnification may be sought, provided that the failure to give such notice shall not excuse the INDEMNIFYING PARTY from its indemnity obligations hereunder. Upon receipt of such notice, the INDEMNIFYING PARTY shall assume the defense thereof; provided, however, that the CLAIMING PARTY shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice, but at its own expense. If the INDEMNIFYING PARTY fails to assume the defense within a reasonable time, the CLAIMING PARTY may assume such defense and the fees and expenses of its attorneys will be covered by the INDEMNIFYING PARTY pursuant to the indemnity provisions provided for herein.

         9.5 For purposes of this Section 9, any assertion of fact and/or law by a third party which, if true, would constitute a breach of a representation or warranty made by a party to this Agreement or make operational any idemnification obligation hereunder, shall, on the date that such assertion is make, be deemed a breach of such representation or warranty or make operational any indemnification obligation and immediately invoke that party's obligation to protect, defend, hold harmless and indemnify the other party to the Agreement pursuant to this Section 9.

10.      ASSIGNMENT

         10.1 SB CORP may not assign the rights and/or obligations under this Agreement in whole or in part to another party without prior written agreement from SBHC. In the event that there should occur a change in control of SB CORP, then SBHC shall have the right to terminate this Agreement upon sixty (60) days written notice to SB CORP.

11.      INDEPENDENT CONTRACTORS

         11.1 The parties hereto are independent contractors. Nothing contained in this Agreement shall place or be construed to place the parties in the relationship of partners or joint venturers or agents and no party hereto shall have any power to obligate or to bind the other party in any manner whatsoever except as may otherwise be expressly provided in this Agreement.

12.      NOTICES

         12.1 Any notice required or permitted under this Agreement shall be sent by air mail, postage pre-paid, facsimile transmission or telex to the following addresses, or to such other addresses as the parties may specify in writing;

                  If to SB CORP:

                           SmithKline Beecham Corporation
                           One Franklin Plaza
                           P.O. Box 7929
                           Philadelphia, Pennsylvania   19101
                           Attention:  D. P. Zangara

                  If to SBHC:

                           SmithKline Beecham Holdings Corporation
                           1403 Foulk Road
                           Foulkstone Plaza
                           Wilmington, Del  19899

13.      GOVERNING LAW

         13.1 This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers effective as of

                                        SMITHKLINE BEECHAM CORPORATION

                                        By:__________________________________

                                        Title: _________________________________

                                        SMITHKLINE BEECHAM HOLDINGS CORPORATION

                                        By:___________________________________

                                        Title: ________________________________



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                                   Appendix I

                  LIST OF SERVICES TO BE PROVIDED BY SB CORP IN
       SUPPORT OF SBHC'S BUSINESS OF ACQUIRING, OWNING AND MANAGING ASSETS

         The Services to be provided include overall executive management, legal, corporate accounting, tax, treasury, internal audit, information resourses, corporate affairs and risk management.




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                                   Appendix II

                             ACCOUNTING METHODOLOGY

EXECUTIVE MANAGEMENT                                       Annual cost: $100,000

Services for executive and corporate management will cover overall strategic direction and executive management for SBHC.

LEGAL                                                      Annual cost: $150,000

Legal will include general advice, corporate finance services, patent and trademarks services, litigation support and environmental support.

CORPORATE ACCOUNTING                                       Annual cost: $100,000

Accounting services will include consolidation of SBHC, preparation of consolidated financial statements and general ledger accounting and reports for SmithKline Beecham Holdings Corporation as a separate entity.

TAX                                                         Annual cost: $70,000

Tax services will include strategic tax planning and preparation of all Federal and State income tax returns.


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TREASURY                                                    Annual cost: $50,000

Treasury services will include overall cash management covering foreign currency hedging and transactions, arranging for and maintaining borrowings, investment of excess funds and banking relationships.

INTERNAL AUDIT                                              Annual cost: $50,000

Internal audit services will be performed to ensure coverage consistent with SB Corp practices regarding financial and operations audits.

INFORMATION RESOURCES                                       Annual cost: $50,000

Information resources to be provided on a central basis will include overall strategic planning and managing of central services such as telecommunications.

CORPORATE AFFAIRS                                           Annual cost: $30,000

Corporate affairs will provide such services as investor relations management and communications.

RISK MANAGEMENT                                             Annual cost: $80,000

Risk management services will be provided in the form of overall management of SBHC's insurance matters as well as specific costs for directors' and officers' liability, fiduciary liability and surety bonds.

Note: Shared services currently in place to support the operations of SBHC will continue to be provided on a basis consistent with current practices. Significant out-of-pocket costs incurred by SB Corp which are not contemplated in the above services costs will be charged direct to SBHC.



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